Exhibit 21.2 - Subsidiaries

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                                                                                Also Does Business Under
Name                                        State of Incorporation              Under The Following Names

Diamond Exteriors, Inc.(R)                           Delaware                   Sears Home Central,
                                                                                Sears Roofing and Gutters,
                                                                                and similar names

Marquise Financial Services, Inc.                    Delaware                    ----------

Marquise Special Purpose Corp.                       Delaware                    ----------

Solitaire Heating and Cooling, Inc.                  Delaware                   KanTel(TM)

Reeves Southeastern Corporation                      Florida                    Southeastern Wire

Foreline Security Corporation                        Florida                     ----------

Reeves Southeastern Realty, Inc.                     Florida                     ----------

Diamond Realty Acquisition, Inc.                     Delaware                    ----------



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